Exhibit 10.6

SOLSTICE HOLDINGS LLC
RETENTION AND INCENTIVE EQUITY
COMPENSATION PROGRAM

(EFFECTIVE AS OF MARCH 8, 2006)

i

SOLSTICE HOLDINGS LLC
RETENTION AND INCENTIVE EQUITY
COMPENSATION PROGRAM

ARTICLE I

ESTABLISHMENT, PURPOSE AND DEFINITIONS

1.1                                 ESTABLISHMENT; PURPOSE.

(a)                                  Solstice Holdings LLC, a Delaware limited liability company (the “Company”), hereby establishes the Solstice Holdings LLC Retention and Incentive Equity Compensation Program (the “RIECP” or the “Program”), effective as of March 8, 2006 (the “Effective Date”).

(b)                                 The Program consists of the Retention Equity Compensation Plan (the “RECP”) and the Initial Incentive Award Plan (the “IIAP”).

(c)                                  The purpose of this Program is to assist in attracting and retaining key employees of or on behalf of CenterPoint Properties Trust, a Maryland real estate investment trust and a Subsidiary of the Company, and to provide such persons with long-term incentives and rewards for superior performance and maximizing shareholder value.

1.2                                 DEFINITIONS. Capitalized terms that are used but not defined herein shall have the meaning set forth in the Operating Agreement.

(a)                                  “Beneficiary” means the person or persons designated by the Participant, in a writing provided to the Company or CenterPoint prior to the Participant’s death, to receive amounts payable to the Participant under this Program upon the Participant’s death. In the absence of such a written beneficiary designation, the Beneficiary shall be the Participant’s surviving spouse, or if none, the Participant’s estate.

(b)                                 “CenterPoint” means CenterPoint Properties Trust, a Maryland real estate investment trust, its successors by merger or otherwise upon or following a Change in Control and any corporation or other entity that controls such successor corporation or entity and that adopts the Program and at such time agrees to be the successor.

(c)                                  “CenterPoint Management Team” means the CEO and the CFO.

(d)                                 “CEO” means the Chief Executive Officer of CenterPoint, who initially shall be Michael M. Mullen.

(e)                                  “CFO” means the Chief Financial Officer of CenterPoint, who initially shall be Paul S. Fisher.

(f)                                    “Committee” means the Compensation Committee of the Board, as constituted from time to time and, to the extent of any delegation by the Board pursuant to this Program to a subcommittee, such subcommittee.

(g)                                 “Company” has the meaning set forth in the introductory paragraph of this Program.

(h)                                 “Date of Grant” means the date specified by the Board on which a grant of Unvested Class A Units under the RECP or the IIAP shall become effective, which shall not be earlier than the date on which the Board takes action with respect thereto.

(i)                                     “Effective Date” has the meaning given to such term in Section 1.1(a).

(j)                                     “Effective Time” has the meaning given to such term in Section 1.3 of the Merger Agreement.

(k)                                  “Employment Agreement” means the employment agreement by and between a Participant and CenterPoint (or as applicable, the Company or any of their Subsidiaries that adopts the Program) setting forth such individual’s terms of employment.

(l)                                     “Evidence of Award” means, under the RECP or the IIAP, a Class A Unit award agreement, certificate, resolution or other type or form of writing or other evidence Approved by the Board that sets forth the terms and conditions of the awards granted, which may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the Approval of the Board, need not be signed by a representative of the Company or a Participant.

(m)                               “Initial Unvested Class A Units” has the meaning set forth in Section 2.1.

(n)                                 “IIAP” means the Initial Incentive Award Plan, further described in Article III hereof.

(o)                                 “Merger Agreement” means that certain Agreement and Plan of Merger by and among CalEast, Solstice Merger Trust and CenterPoint dated December 7, 2005, as amended on February 2, 2006, and as may be further amended from time to time.

(p)                                 “New Hire” means a Participant who is commencing, or has agreed to commence, employment with CenterPoint (or as applicable, the Company or any of their Subsidiaries that adopts the Program) after the Effective Date.

(q)                                 “Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Solstice Holdings LLC, a Delaware limited liability company dated as of March 7, 2006, as may be amended from time to time.

(r)                                    “Participant” means an employee of CenterPoint (or as applicable, the Company or any of their Subsidiaries that adopts the Program) who is selected from time to time by the CenterPoint Management Team to participate in the Program, as Approved by the Board and has received an award of Initial Unvested Class A Units or RECP Unvested Class A Units.

(s)                                  “Recommendation Period” has the meaning set forth in Section 6.1(a).

(t)                                    “RECP” means the Retention Equity Compensation Plan, further described in Article IV hereof.

(u)                                 “RECP Unvested Class A Units” has the meaning set forth in Section 2.2.

ARTICLE II

INTERESTS AVAILABLE UNDER THIS PROGRAM

2.1                                 INTERESTS AVAILABLE UNDER THE IIAP. The IIAP provides for the one-time grant of restricted Unvested Class A Units as described in Section 3.1(B)(iii) of the Operating Agreement (“Initial Unvested Class A Units”). Subject to adjustment as provided in Section 5.1 of this Program, the Initial Unvested Class A Units available for issuance under the IIAP (Article III) shall have an aggregate value as of the Effective Time of not more than nine million seven hundred eighty-six thousand two hundred dollars ($9,786,200). The Initial Unvested Class A Units shall be awarded in lieu of any share options, restricted shares and/or performance units that CenterPoint may have awarded to its employees in CenterPoint’s fiscal year 2006 for CenterPoint’s fiscal year 2005 performance.

2.2                                 INTERESTS AVAILABLE UNDER THE RECP. The RECP provides for the grant of interests of restricted Unvested Class A Units (the “RECP Unvested Class A Units”). Subject to adjustment as provided in Section 5.1 of this Program, the RECP Unvested Class A Units available for issuance under the RECP (Article IV) shall have an aggregate value as of the Effective Time of not more than ten million dollars ($10,000,000).

ARTICLE III

INITIAL INCENTIVE AWARD PLAN

3.1                                 INITIAL INCENTIVE AWARDS. The Board may authorize grants of Initial Unvested Class A Units under this IIAP, which shall be one-time grants, to those Participants selected to receive such one-time grants as of the Effective Time, and after such grants are made, no additional grants under the IIAP may be made. Such grants shall be made upon the terms and conditions, in addition to those found in the Operating Agreement, as the Board may determine in accordance with this Program, including the following provisions:

(a)                                  Each grant shall constitute an immediate transfer of the ownership of the Initial Unvested Class A Units awarded under the IIAP to the Participant in consideration of the performance of services, entitling such Participant to Distributions and other rights, as provided in the Operating Agreement, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)                                 Each grant will be made without any additional consideration from the Participant.

(c)                                  Each grant of Initial Unvested Class A Units will be subject to the terms and conditions of the Operating Agreement. Upon issuance of Initial Unvested Class A Units, to the extent a Participant has not already executed the signature page of the Operating Agreement or an addendum thereto, such Participant shall sign an addendum to the Operating Agreement agreeing to be bound by the provisions of the Operating Agreement.

(d)                                 Each grant (i) shall provide that the Class A Units covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period not to exceed five (5) years (which may include pro-rata or graded vesting over such period) to be determined by the Board on the Date of Grant and (ii) may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control or in the case of certain events of termination of a Participant’s employment.

(e)                                  Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Initial Unvested Class A Units shall be prohibited or restricted in the manner and to the extent prescribed by the Board on the Date of Grant or as prescribed in the Operating Agreement. Such restrictions may include without limitation rights of repurchase or first refusal in favor of the Company or provisions subjecting the Initial Unvested Class A Units to a continuing substantial risk of forfeiture in the hands of any transferee.

(f)                                    Each grant of Initial Unvested Class A Units awarded under the IIAP shall be evidenced by an Evidence of Award, which Evidence of Award shall contain such terms and provisions as the Board may determine consistent with this Program and the Operating Agreement, as applicable, including, but not limited to, vesting and forfeiture provisions.

(g)                                 Except as otherwise provided in the Operating Agreement, a Participant’s Evidence of Award or a Participant’s Employment Agreement, as applicable, if a Participant’s employment with CenterPoint (or as applicable, the Company or any of their Subsidiaries that adopts the Program) is terminated for any reason, the Participant shall immediately forfeit all Initial Unvested Class A Units held. Upon such forfeiture, the Participant will no longer be entitled to any further payments or Distributions from the Company and will have no further rights under the IIAP with respect to those forfeited Initial Unvested Class A Units.

(h)                                 Upon the vesting of a Participant’s Initial Unvested Class A Units, such Class A Units shall become Vested Class A Units subject to the terms of the Operating

Agreement relating to Vested Class A Units, including, but not limited to the required repurchase by the Company under Section 3.5(D) of the Operating Agreement.

ARTICLE IV

RETENTION EQUITY COMPENSATION PLAN

4.1                                 RECP. The Board may authorize grants of RECP Unvested Class A Units under this RECP to Participants (other than members of the CenterPoint Management Team) upon such terms and conditions, in addition to those found in the Operating Agreement, as the Board may determine in accordance with this Program, including the following provisions:

(a)                                  Each grant shall constitute an immediate transfer of the ownership of the RECP Unvested Class A Units awarded under the RECP to the Participant in consideration of the performance of services, entitling such Participant to Distributions and other rights, as provided in the Operating Agreement, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)                                 Each grant will be made without any additional consideration from the Participant.

(c)                                  Each grant of RECP Unvested Class A Units will be subject to the terms and conditions of the Operating Agreement. Upon issuance of RECP Unvested Class A Units, to the extent a Participant has not already executed the signature page of the Operating Agreement or an addendum thereto, each Participant shall sign an addendum to the Operating Agreement agreeing to be bound by the provisions of the Operating Agreement.

(d)                                 Each grant (i) shall provide that the Class A Units covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period not to exceed ten (10) years (which may include pro-rata or graded vesting over such period) to be determined by the Board on the Date of Grant and (ii) may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control or in the case of certain events of termination of a Participant’s employment.

(e)                                  Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the RECP Unvested Class A Units shall be prohibited or restricted in the manner and to the extent prescribed by the Board on the Date of Grant or as prescribed in the Operating Agreement. Such restrictions may include without limitation rights of repurchase or first refusal in the Company or provisions subjecting the RECP Unvested Class A Units to a continuing substantial risk of forfeiture in the hands of any transferee.

(f)                                    Each grant of RECP Unvested Class A Units awarded under the RECP shall be evidenced by an Evidence of Award, which Evidence of Award shall contain such terms and provisions as the Board may determine consistent with this Program and the Operating Agreement, as applicable, including, but not limited to, vesting and forfeiture provisions.

(g)                                 Except as provided in the Operating Agreement, a Participant’s Evidence of Award or a Participant’s Employment Agreement, as applicable, if a Participant’s employment with CenterPoint (or as applicable, the Company or any of their Subsidiaries that adopts the Program) is terminated for any reason, the Participant shall immediately forfeit all RECP Unvested Class A Units held. Upon such forfeiture, the Participant will no longer be entitled to any further payments or Distributions from the Company and will have no further rights under the RECP with respect to those forfeited RECP Unvested Class A Units.

(h)                                 Upon the vesting of a Participant’s RECP Unvested Class A Units, such Class A Units shall become Vested Class A Units subject to the terms of the Operating Agreement relating to Vested Class A Units, including, but not limited to the required repurchase by the Company under Section 3.5(D) of the Operating Agreement.

(i)                                     The members of the CenterPoint Management Team will not be entitled to participate in the RECP.

ARTICLE V

ADJUSTMENTS TO CLASS A UNITS

5.1                                 ADJUSTMENTS. The Board may make or provide for such adjustments in the number of restricted Unvested Class A Units granted hereunder or for substitution of the restricted Unvested Class A Units granted hereunder for other fair, equitable and valuable consideration as may be required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (i) any Membership Interest dividend, Membership Interest split, combination of Membership Interests, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or (iii) any other transaction or event having an effect similar to any of the foregoing.

5.2                                 FRACTIONAL RECP INTERESTS. The Company may issue fractional restricted Unvested Class A Units pursuant to this Program. The Board may also provide for the elimination of fractions or for the settlement thereof in cash.

5.3                                 FORFEITED INTERESTS AVAILABLE FOR GRANT. An Unvested Class A Unit that is forfeited shall again be available to be granted pursuant to the terms hereunder.

ARTICLE VI

ADMINISTRATION, GENERAL PROVISIONS

6.1                                 ADMINISTRATION OF THE PLAN.

(a)                                  Except as otherwise provided in this Section 6.1(a), the Board shall administer the Program. With respect to any determinations to be made pursuant to the provisions of Article 3 and Article 4, the CenterPoint Management Team shall make recommendations to the Board, and the Board may approve or request that the CenterPoint Management Team revise such recommendation. To the extent the Board requests that the CenterPoint Management Team revise such recommendation, and until a revised recommendation is approved by the Board, the CenterPoint Management Team will have a period not to exceed thirty (30) days from the date the initial recommendation is presented to the Board (the “Recommendation Period”) to provide revised recommendations for approval by the Board. The Board shall convene as often as reasonably required during the Recommendation Period. To the extent the Board has not approved a recommendation from the CenterPoint Management Team on or prior to the expiration of the Recommendation Period, the Committee shall make a recommendation to the Board, after advising the CenterPoint Management Team of such recommendation, and the Board shall make and approve any determination it considers necessary or appropriate, in its sole discretion.

(b)                                 The Board may from time to time reserve a specified number of RECP Unvested Class A Units, subject to adjustment as provided in Section 5.1 of this Program, for grants to New Hires in connection with their employment with CenterPoint (or as applicable, the Company or any of their Subsidiaries that adopts the Program) or to any Participant in connection with a promotion or other form of special recognition Approved in writing by the Board.

(c)                                  Subject to Section 6.1(a), the Board shall have full authority regarding all matters relating to the discharge of its responsibilities under this Program, and the interpretation and construction by the Board of the provisions of this Program, or any Evidence of Award shall be made in the sole discretion of the Board and shall be final and conclusive.

(d)                                 The Board may delegate to the Committee, to one or more subcommittees of the Committee, to one or more of its members, or to one or more officers of the Company or CenterPoint, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the Committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the Committee or such person may have under the Program.

6.2                                 AMENDMENT AND OTHER MATTERS.

(a)                                  The Board may at any time and from time to time, in its discretion amend, alter or terminate the Program in whole or in part; provided, however, that any such amendment or alteration will not affect the rights of Participants or their successors under any Class A Units without their consent; and provided further that any provisions relating to the Program set forth in the Operating Agreement may be amended or altered only with the Approval of the Board and with the consent of the Members as provided for in the Operating Agreement.

(b)                                 In connection with a merger, acquisition or other such similar transaction, the Board may grant under this Program any award of restricted Unvested Class A Units in exchange for the surrender and cancellation of an award that was not granted under this Program (including but not limited to an award that was granted by CenterPoint (or as applicable, the Company or any of their Subsidiaries that adopts the Program), or by another corporation that is acquired by CenterPoint (or as applicable, the Company or any of their Subsidiaries that adopts the Program) by merger or otherwise, prior to the adoption of this Program by the Board), and any such award or combination of awards so granted under this Program may or may not cover the same number of equity interests as had been covered by the canceled award and shall be subject to such other terms, conditions and discretion as would have been permitted under this Program had the canceled award not been granted.

(c)                                  This Program, any Evidence of Award or any action taken hereunder will not confer upon any Participant any right with respect to continuance of employment or other service with CenterPoint (or as applicable, the Company or any of their Subsidiaries that adopts the Program), nor will it interfere in any way with any right CenterPoint (or as applicable, the Company or any of their Subsidiaries that adopts the Program) would otherwise have to terminate such Participant’s employment or other service at any time.

(d)                                 The Board may consistent with this Program amend the terms of any award of restricted Unvested Class A Units granted under this Program prospectively or retroactively; provided, however, that no such amendment shall impair the rights of any Participant under such Participant’s Class A Units without such Participant’s consent.

6.3                                 WITHHOLDING TAXES.

(a)                                  To the extent that the Company or CenterPoint is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Program, and the amounts available to the Company for the withholding are insufficient, it shall have the right to require the Participant or the Participant’s Beneficiary to remit to the Company or CenterPoint an amount sufficient to satisfy all federal, state and local withholding tax requirements in connection with any payment made or benefit realized by the Participant or the Participant’s

Beneficiary in connection with an award under this Program. The Board may make mutually agreed-upon arrangements with the Participant or the Participant’s Beneficiary for the satisfaction of such required withholding liability, which may include, but not be limited to, the relinquishment of any restricted Unvested Class A Unit.

(b)                                 If the Company or CenterPoint is obligated to pay any amount to a governmental agency (or otherwise makes a payment to a governmental agency) because of (A) a Participant’s status or otherwise specifically attributable to a Participant in his or her capacity as a Participant with respect to federal, state or local withholding taxes imposed with respect to (i) any issuance of Class A Units to a Participant by the Company under this Program or (ii) any payments to a Participant or (B) a Participant’s breach of the Operating Agreement or violation of any law, rule or regulation in his, her or its capacity as a Participant, then the Company shall reduce the Distributions that would otherwise be made to such Participant or if such Distributions are insufficient to pay such obligation such Participant shall, to the fullest extent permitted by law, indemnify the Company in full for the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payments).

6.4                                 GOVERNING LAW. The Program and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

6.5                                 TERMINATION. No grant will be made under this Program more than ten (10) years after the date on which this Program is first approved by the Board, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Program.

6.6                                 GENERAL PROVISIONS.

(a)                                  No award of restricted Unvested Class A Units may be made under this Program if such award, and the receipt of cash thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Program.

(b)                                 Except as otherwise provided in the Operating Agreement or any Evidence of Award, any action taken hereunder shall not be construed as conferring upon any Participant any right (i) of ownership in the Company; (ii) to participate in the management of the business and affairs of CenterPoint (or as applicable, the Company or any of their Subsidiaries that adopts the Program); or (iii) to vote on or approve any matters requiring the consent or approval of the Members.

(c)                                  For purposes of this Program, the continuous employment of the Participant with CenterPoint (or as applicable, the Company or any of their Subsidiaries that adopts the Program) shall not be deemed interrupted, and the Participant shall not be deemed to have ceased to be employed by CenterPoint (or as applicable, the Company or any of their Subsidiaries that adopts the Program) by reason of the transfer of his or her employment among CenterPoint, or as applicable, the Company or any of their Subsidiaries that adopts the Program.

(d)                                 Absence on leave approved in accordance with the policies, procedures and practices of CenterPoint (or as applicable, the Company or any of their Subsidiaries that adopts the Program) shall not be considered interruption or termination of service of any employee for any purposes of this Program or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave unless otherwise determined by the Board.

(e)                                  This Program shall be binding upon, and shall inure to the benefit of the Company and any successor. The Company may assign and transfer this Program, and delegate its duties hereunder, to a Subsidiary of CenterPoint or the Company.

(f)                                    This Program shall be unfunded and shall not create (or be construed to create) a trust or separate fund.

(g)                                 If any provision of the Program is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Program or any award under any law deemed applicable by the Board, the Board shall replace each invalid, illegal or unenforceable provision with a valid, legal and enforceable provision which will most nearly and equitably satisfy the economic effect of the invalid, illegal or unenforceable provision.

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